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                                                                       EXHIBIT n


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated September 19, 2003, relating to the financial of the Technology Investment Capital Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Report of Independent Accountants" and "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
September 19, 2003